EXHIBIT 32
Certification of CEO and CFO Pursuant to
18 U.S.C. Section 1350,
as Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002
     In connection with Amendment No. 1 to the quarterly report on Form 10-Q of USEC Inc. for the quarter ended March 31, 2005, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, James R. Mellor, Chairman of the Board, President and Chief Executive Officer, and Ellen C. Wolf, Senior Vice President and Chief Financial Officer, each hereby certifies, that, to the best of his or her knowledge:
     (1)       The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
     (2)       The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of USEC Inc.

August 3, 2005	/s/ James R. Mellor
James R. Mellor
Chairman of the Board, President and Chief Executive Officer

August 3, 2005	/s/ Ellen C. Wolf
Ellen C. Wolf
Senior Vice President and Chief Financial Officer

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